                                 Investor Contact: Colleen Mettler (314) 553-2197
                                 Media Contact: Casey Murphy (314) 982-6220

Emerson Reports Third Quarter 2021 Results;
Raises 2021 Outlook
•Net Sales were $4.7 billion up 20 percent from the year prior; Underlying Sales were up 15 percent
•GAAP EPS was $1.04, up 55 percent from the year prior; Adjusted EPS, which excludes restructuring and first year purchase accounting charges, was $1.09, up 36 percent
•Operating Cash Flow was $1.1 billion, up 31 percent; Free Cash Flow (FCF) was $977 million, up 32 percent, resulting in FCF conversion of 154 percent
•Restructuring and related actions of $32 million were initiated in the quarter, continuing execution of the comprehensive cost reset program to return the company to record adjusted EBIT margins
•Declared regular quarterly cash dividend of $0.505 per share of common stock payable September 10, 2021 to stockholders of record August 13, 2021
•Published new Environmental, Social, and Governance (ESG) Report in June, introducing goal of doubling representation of women globally and U.S. minorities at the leadership level by 2030

ST. LOUIS, August 4, 2021 - Emerson (NYSE: EMR) today reported results for the third fiscal quarter ended June 30, 2021.
“We are pleased with our results this quarter, as accelerating sales growth in key end markets combined with strong execution by operations helped us deliver exceptional financial results,” said Emerson President and Chief Executive Officer Lal Karsanbhai. “In particular, we saw ongoing strength in our residential businesses and rapid improvement in both commercial and industrial end markets. Importantly, our core North American process automation markets turned sharply back to growth, complementing the ongoing strength in discrete and hybrid markets. These results contributed to solid margin improvement as we fully leveraged the benefits of our broad ongoing cost reset plan. Cash flow performance was strong as a result of earnings growth and effective working capital management. This gives us optionality with regard to capital allocation in 2022 and beyond."
“Despite a challenging operating environment – material costs, availability, logistics, and labor constraints all required diligent management – I am extremely proud of our operations team, which has worked tirelessly to limit the impact of these issues as the world reopens and demand rebounds across our customer base. The hard work of our global teams – combined with our reset cost structure and improving demand in longer-cycle markets – is allowing us to improve our outlook for the year. It has also facilitated acceleration of investment in key technologies that are expected to drive further differentiation and increased relevance with our customers.”
“We are energized by our financial performance and operational management, and by the momentum around modernization of the Emerson culture,” Karsanbhai continued. “In our most recent ESG report, we announced a goal to double the number of women globally and U.S. minorities at the leadership level by 2030. We are modernizing work practices and are actively refreshing our management process to continue advancing ESG transparency and reporting. In the long run, I firmly believe these cultural efforts will be important and tangible business enablers."
June Trailing Three-Month Underlying Orders were up 26 percent, as strength in residential, cold chain, professional tools, hybrid and discrete automation markets was bolstered by recovery in later cycle process automation markets.
Third quarter Net Sales were up 20 percent and Underlying Sales were up 15 percent, excluding favorable currency of 4 percent and an impact of 1 percent from acquisitions. Revenue for the quarter came in ahead of expectations driven by strength across commercial and residential markets, as well as a sharp recovery in core North American process automation markets. By geography, the Americas grew 18 percent, Europe grew 13 percent, and Asia, Middle East & Africa grew 11 percent. China grew 7 percent.
Third quarter Gross Profit Margin of 42.2 percent was up 90 basis points from the previous year primarily due to cost reductions and leverage across the enterprise. Pretax Margin of 16.7 percent was up 500 basis points while EBIT Margin of 17.5 percent was up 460 basis points, as ongoing cost reduction actions and leverage more than offset price cost headwinds. Adjusted EBIT Margin, which excludes restructuring and first year purchase accounting charges, was 18.4 percent, up 310 basis points.
Earnings Per Share were $1.04 for the quarter, up 55 percent, and Adjusted Earnings Per Share, which excludes restructuring and first year purchase accounting charges, were $1.09, up 36 percent. Earnings in the quarter were ahead of management expectations, benefiting from higher volume and ongoing cost reduction actions.
Operating Cash Flow was $1.1 billion for the quarter, up 31 percent, and $2.7 billion year-to-date, up 47 percent. Free Cash Flow was $977 million, up 32 percent, and $2.4 billion year-to-date, up

55 percent. Cash flow results reflected higher earnings due to volume, operational execution across the two business platforms and favorable trade working capital.

Business Platform Results
Automation Solutions June trailing three-month underlying orders were up 17 percent. By geography, the Americas showed the most improvement, up 29 percent. Europe was up 8 percent. Asia, Middle East & Africa grew 8 percent, with China orders increasing sharply by 23 percent. Backlog increased $200 million compared to the prior quarter to $5.5 billion, and was up 17 percent year-to-date.
Net sales increased 14 percent in the quarter, with underlying sales up 8 percent. Results reflected ongoing strength across discrete and hybrid markets, and sharp improvement in longer cycle core process automation markets. Importantly, the Americas underlying sales recovered sharply, growing by 9 percent, driven by continued momentum in life sciences, food & beverage, and medical markets paired with growth trends across process automation and sustainability related business. As expected, KOB3/MRO and KOB2/modernization business led the recovery, however some KOB1 project activity began to materialize, particularly in chemical, biofuels, and power markets. Europe underlying sales were up 6 percent, driven by life sciences and biofuels demand. Asia, Middle East & Africa underlying sales grew 7 percent while China grew by 5 percent.
Segment EBIT margin increased 570 basis points to 17.7 percent, as savings from cost actions paired with strong volume leverage. Adjusted segment EBIT margin, which excludes restructuring and related costs, increased 320 basis points to 18.3 percent. Total restructuring and related actions in the quarter totaled $18 million.
Commercial & Residential Solutions June trailing three-month underlying orders were up 43 percent. The Americas grew by 43 percent, while Europe was up 64 percent. Asia, Middle East & Africa orders increased by 30 percent, with China up 11 percent. Backlog ended the quarter at $1.1 billion.
Net sales increased 32 percent and underlying sales were up 29 percent, with all businesses and geographies showing strong double-digit underlying growth. Underlying sales in the Americas were up 29 percent, reflecting ongoing strength in residential markets, bolstered by cold chain and professional tools momentum. Europe was up 37 percent as heat pump demand remained robust and demand for professional tools surged. Asia, Middle East & Africa was up 25 percent driven by cold chain and heating technologies. China grew by 15 percent.
Segment EBIT margin increased 220 basis points to 21.3 percent as leverage and cost reduction actions were somewhat offset by price-cost headwinds. Adjusted segment EBIT margin, which excludes restructuring and related costs, increased 170 basis points to 21.7 percent. Total restructuring and related actions in the quarter totaled $7 million.

2021 Updated Outlook
Despite ongoing pandemic challenges with the COVID delta variant, we expect overall continued improvement in industrial and commercial demand over the remainder of 2021. We also expect the operational, supply chain, and materials inflation environment to remain challenging through the remainder of the fiscal year.
The following table summarizes the updated 2021 guidance framework:

2021 Guidance
Net Sales Growth	9% - 10%	Operating Cash Flow	$3.6B
Automation Solutions	5% - 6%	Capital Spend	$600M
Commercial & Residential Solutions	17% - 18%	Free Cash Flow	$3.0B
		Dividend	$1.2B
Underlying Sales Growth	5% - 6%	Share Repurchase	$500M
Automation Solutions	flat - 1%
Commercial & Residential Solutions	15% - 16%	Tax Rate	22%
		Restructuring Actions	$200M
Pretax Margin	16%
Adjusted EBIT	18%
Adjusted EBITDA	23%

GAAP EPS	$3.79 +/- $.01
Adjusted EPS	$4.07 +/- $.01

Note 1: All figures are approximate

Upcoming Investor Events
Today, beginning at 8:30 a.m. Central Time / 9:30 a.m. Eastern Time, Emerson management will discuss the third quarter results during an investor conference call. Participants can access a live webcast available at www.emerson.com/financial at the time of the call. A replay of the call will be available for 90 days. Conference call slides will be posted in advance of the call on the company website.

Forward-Looking and Cautionary Statements
Statements in this press release that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties, and Emerson undertakes no obligation to update any such statements to reflect later developments. These risks and uncertainties include the scope, duration and ultimate impact of the COVID-19 pandemic as well as economic and currency conditions, market demand, including related to the pandemic and oil and gas price declines and volatility, pricing, protection of intellectual property, cybersecurity, tariffs, competitive and technological factors, among others, as set forth in the Company's most recent Annual Report on Form 10-K and subsequent reports filed with the SEC.
(tables attached)

			Table 1
EMERSON AND SUBSIDIARIES
CONSOLIDATED OPERATING RESULTS
(AMOUNTS IN MILLIONS EXCEPT PER SHARE, UNAUDITED)

	Quarter Ended June 30		Percent
	2020	2021	Change

Net sales	$3,914	$4,697	20%
Costs and expenses:
Cost of sales	2,296	2,715
SG&A expenses	934	1,073
Other deductions, net	181	88
Interest expense, net	45	37
Earnings before income taxes	458	784	71%
Income taxes	51	151
Net earnings	407	633
Less: Noncontrolling interests in earnings of subsidiaries	8	6
Net earnings common stockholders	$399	$627	57%

Diluted avg. shares outstanding	600.0	602.1

Diluted earnings per share common share	$0.67	$1.04	55%

	Quarter Ended June 30
	2020	2021
Other deductions, net
Amortization of intangibles	$60	$71
Restructuring costs	88	28
Other	33	(11)
Total	$181	$88

			Table 2
EMERSON AND SUBSIDIARIES
CONSOLIDATED OPERATING RESULTS
(AMOUNTS IN MILLIONS EXCEPT PER SHARE, UNAUDITED)

	Nine Months Ended June 30		Percent
	2020	2021	Change

Net sales	$12,227	$13,289	9%
Costs and expenses:
Cost of sales	7,100	7,722
SG&A expenses	3,040	3,125
Other deductions, net	401	243
Interest expense, net	116	115
Earnings before income taxes	1,570	2,084	33%
Income taxes	310	431
Net earnings	1,260	1,653
Less: Noncontrolling interests in earnings of subsidiaries	18	20
Net earnings common stockholders	$1,242	$1,633	31%

Diluted avg. shares outstanding	608.4	602.3

Diluted earnings per share common share	$2.04	$2.71	33%

	Nine Months Ended June 30
	2020	2021
Other deductions, net
Amortization of intangibles	$178	$223
Restructuring costs	216	111
Special advisory fees	13	—
Other	(6)	(91)
Total	$401	$243

		Table 3
EMERSON AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(DOLLARS IN MILLIONS, UNAUDITED)

	Quarter Ended June 30
	2020	2021
Assets
Cash and equivalents	$3,315	$2,860
Receivables, net	2,802	2,754
Inventories	1,928	2,114
Other current assets	761	1,038
Total current assets	8,806	8,766
Property, plant & equipment, net	3,688	3,664
Goodwill	6,734	7,777
Other intangible assets	2,468	2,993
Other	1,186	1,284
Total assets	$22,882	$24,484

Liabilities and equity
Short-term borrowings and current
maturities of long-term debt	$1,160	$1,478
Accounts payable	1,715	1,966
Accrued expenses	2,910	3,226
Total current liabilities	5,785	6,670
Long-term debt	6,326	5,835
Other liabilities	2,324	2,640
Total equity	8,447	9,339
Total liabilities and equity	$22,882	$24,484

		Table 4
EMERSON AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(DOLLARS IN MILLIONS, UNAUDITED)

	Nine Months Ended June 30
	2020	2021
Operating activities
Net earnings	$1,260	$1,653
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	631	720
Stock compensation	69	191
Pension expense	50	23
Changes in operating working capital	(86)	246
Other, net	(70)	(113)
Cash provided by operating activities	1,854	2,720

Investing activities
Capital expenditures	(329)	(350)
Purchases of businesses, net of cash and equivalents acquired	(114)	(1,611)
Other, net	(65)	53
Cash used in investing activities	(508)	(1,908)

Financing activities
Net increase in short-term borrowings	269	31
Proceeds from short-term borrowings greater than three months	546	71
Payments of short-term borrowings greater than three months	(340)	—
Proceeds from long-term debt	1,488	—
Payments of long-term debt	(502)	(305)
Dividends paid	(910)	(909)
Purchases of common stock	(942)	(268)
Other, net	28	89
Cash used in financing activities	(363)	(1,291)

Effect of exchange rate changes on cash and equivalents	(27)	24
Increase (Decrease) in cash and equivalents	956	(455)
Beginning cash and equivalents	1,494	3,315
Ending cash and equivalents	$2,450	$2,860

		Table 5
EMERSON AND SUBSIDIARIES
SEGMENT SALES AND EARNINGS
(DOLLARS IN MILLIONS, UNAUDITED)

	Quarter Ended June 30
	2020	2021
Sales
Measurement & Analytical Instrumentation	$709	$781
Valves, Actuators & Regulators	842	880
Industrial Solutions	469	593
Systems & Software	569	693
Automation Solutions	2,589	2,947

Climate Technologies	970	1,268
Tools & Home Products	357	489
Commercial & Residential Solutions	1,327	1,757

Eliminations	(2)	(7)
Net sales	$3,914	$4,697

Earnings
Automation Solutions	$311	$521

Climate Technologies	195	274
Tools & Home Products	58	101
Commercial & Residential Solutions	253	375

Stock compensation	(51)	(66)
Unallocated pension and postretirement costs	12	24
Corporate and other	(22)	(33)
Interest expense, net	(45)	(37)
Earnings before income taxes	$458	$784

	Table 5 (cont.)
EMERSON AND SUBSIDIARIES
SEGMENT SALES AND EARNINGS
(DOLLARS IN MILLIONS, UNAUDITED)

	Quarter Ended June 30
	2020	2021
Restructuring costs
Automation Solutions	$76	$18

Climate Technologies	5	4
Tools & Home Products	4	2
Commercial & Residential Solutions	9	6

Corporate	3	4
Total	$88	$28
The table above does not include $6 and $4 of costs related to restructuring actions that were reported in cost of sales and selling, general and administrative expenses for the three months ended June 30, 2020 and 2021, respectively.

Depreciation and Amortization
Automation Solutions	$137	$152

Climate Technologies	44	48
Tools & Home Products	20	20
Commercial & Residential Solutions	64	68

Corporate and other	8	17
Total	$209	$237

		Table 6
EMERSON AND SUBSIDIARIES
SEGMENT SALES AND EARNINGS
(DOLLARS IN MILLIONS, UNAUDITED)

	Nine Months Ended June 30
	2020	2021
Sales
Measurement & Analytical Instrumentation	$2,280	$2,211
Valves, Actuators & Regulators	2,609	2,522
Industrial Solutions	1,470	1,656
Systems & Software	1,791	2,043
Automation Solutions	8,150	8,432

Climate Technologies	2,869	3,459
Tools & Home Products	1,219	1,419
Commercial & Residential Solutions	4,088	4,878

Eliminations	(11)	(21)
Net sales	$12,227	$13,289

Earnings
Automation Solutions	$1,012	$1,353

Climate Technologies	563	731
Tools & Home Products	233	311
Commercial & Residential Solutions	796	1,042

Stock compensation	(69)	(191)
Unallocated pension and postretirement costs	37	71
Corporate and other	(90)	(76)
Interest expense, net	(116)	(115)
Earnings before income taxes	$1,570	$2,084

	Table 6 (cont.)
EMERSON AND SUBSIDIARIES
SEGMENT SALES AND EARNINGS
(DOLLARS IN MILLIONS, UNAUDITED)

	Nine Months Ended June 30
	2020	2021
Restructuring costs
Automation Solutions	$182	$94

Climate Technologies	14	8
Tools & Home Products	12	4
Commercial & Residential Solutions	26	12

Corporate	8	5
Total	$216	$111
The table above does not include $15 and $11 of costs related to restructuring actions that were reported in cost of sales and selling, general and administrative expenses for the six months ended June 30, 2020 and 2021, respectively.

Depreciation and Amortization	$414	$464
Automation Solutions

Climate Technologies	133	144
Tools & Home Products	58	59
Commercial & Residential Solutions	191	203

Corporate and other	26	53
Total	$631	$720

Reconciliations of Non-GAAP Financial Measures & Other				Table 7

Reconciliations of Non-GAAP measures (denoted by *) with the most directly comparable GAAP measure (dollars in millions, except per share amounts):

Q3 2021 Underlying Sales Change	Auto Solns	Comm & Res Solns	Emerson
Reported (GAAP)	14%	32%	20%
(Favorable) / Unfavorable FX	(4)%	(3)%	(4)%
Acquisitions / Divestitures	(2)%	—%	(1)%
Underlying*	8%	29%	15%

FY 2021E Underlying Sales Change	Auto Solns	Comm & Res Solns	Emerson
Reported (GAAP)	5% - 6%	17% - 18%	9% - 10%
(Favorable) / Unfavorable FX	(3)%	(2)%	(3)%
Acquisitions / Divestitures	(2)%	- %	(1)%
Underlying*	flat - 1%	15% - 16%	5% - 6%

Q3 Earnings Per Share	Q3 FY20	Q3 FY21	Change
Earnings per share (GAAP)	$0.67	$1.04	55%
Restructuring	0.13	0.04	(20)%
OSI purchase accounting items	—	0.01	1%
Adjusted earnings per share*	$0.80	$1.09	36%

Earnings Per Share	FY2021E
Earnings per share (GAAP)	$3.78 - $3.80
Restructuring	0.24
OSI purchase accounting items & fees	0.07
Equity investment gain	(0.03)
Adjusted earnings per share*	$4.06 - $4.08

EBIT and EBITDA Margin	Q3 FY20	Q3 FY21	Change	FY21E
Pretax margin (GAAP)	11.7%	16.7%	500 bps	16%
Interest expense, net	1.2%	0.8%	(40) bps	1%
Earnings before interest and taxes margin*	12.9%	17.5%	460 bps	17%
Restructuring	2.4%	0.7%	(170) bps	1%
OSI purchase accounting items	- %	0.2%	20 bps	- %
Equity investment gain	- %	- %	- bps	- %
Adjusted earnings before interest and taxes margin*	15.3%	18.4%	310 bps	18%
Depreciation and amortization expense				5%
Adjusted earnings before interest, taxes, depreciation and amortization margin*				23%

Automation Solutions Segment EBIT Margin	Q3 FY20	Q3 FY21	Change
Automation Solutions Segment EBIT margin (GAAP)	12.0%	17.7%	570 bps
Restructuring and related charges impact	3.1%	0.6%	(250) bps
Automation Solutions Adjusted Segment EBIT margin*	15.1%	18.3%	320 bps

- more -
Commercial & Residential EBIT Margin	Q3 FY20	Q3 FY21	Change
Commercial & Residential EBIT margin (GAAP)	19.1%	21.3%	220 bps
Restructuring and related charges impact	0.9%	0.4%	(50) bps
Commercial & Residential Adjusted EBIT margin*	20.0%	21.7%	170 bps

Q3 Cash Flow	Q3 FY20	Q3 FY21	Change
Operating cash flow (GAAP)	$842	$1,105	31%
Capital expenditures	(104)	(128)	1%
Free cash flow*	$738	$977	32%

YTD Cash Flow	Q3 YTD FY20	Q3 YTD FY21	% Change
Operating cash flow (GAAP)	$1,854	$2,720	47%
Capital expenditures	(329)	(350)	8%
Free cash flow*	$1,525	$2,370	55%

FY 2021E Cash Flow	FY 2021E
Operating cash flow (GAAP)	$3.6B
Capital expenditures	(600)
Free cash flow*	$3.0B

Cash Flow to Net Earnings Conversion	Q3 FY21
Operating cash flow to net earnings (GAAP)	174%
Capital expenditures	(20)%
Free cash flow to net earnings*	154%

Note 1: Underlying sales and orders exclude the impact of acquisitions, divestitures and currency translation.
Note 2: All fiscal year 2021E figures are approximate, except where range is given.

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